EXHIBIT 99.5

PRO FORMA FINANCIAL INFORMATION

The following pro forma unaudited consolidated condensed balance sheet has been prepared by taking the June 30, 2004 balance sheet of Bradley Pharmaceuticals, Inc. (“Bradley”) and Bioglan Pharmaceuticals Company (“Bioglan”) and giving effect to the acquisition of substantially all of the assets and assumption of certain liabilities of Bioglan by Bradley as if it had occurred on June 30, 2004. The pro forma consolidated condensed balance sheet has been prepared for information purposes only and does not purport to be indicative of the financial condition that necessarily would have resulted had this transaction taken place on June 30, 2004.

The following pro forma unaudited consolidated condensed statements of income for the year ended December 31, 2003 and the six months ended June 30, 2004 gives effect to Bradley’s acquisition of Bioglan as if it had occurred at January 1, 2003. The net sales and results of operations included in the following pro forma unaudited consolidated condensed statement of income is not considered necessarily indicative of the results of operations for the period specified had the transaction actually been completed at the beginning of such period.

These financial statements should be read in conjunction with the notes to the pro forma unaudited consolidated condensed financial statements, which follow, the financial statements of Bradley and related notes thereto (as previously filed), and the financial statements of Bioglan and related notes thereto, included herewith.

BRADLEY PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

	At June 30, 2004			Pro Forma Adjustments (A)	Pro Forma Consolidated
	Historical
	Bradley	Bioglan
Assets
Current assets:
Cash and cash equivalents	$104,360,268	$445,315	B&C	$(96,509,966)	$8,295,617
Short-term investments	71,572,605	—	D	(44,129,790)	27,442,815
Accounts receivable, net	9,852,563	8,243,192		—	18,095,755
Inventories, net	3,192,930	4,412,414			7,605,344
Deferred tax assets	2,839,719	—		—	2,839,719
Prepaid income taxes	1,432,489	—		—	1,432,489
Prepaid expenses and other	4,761,829	536,023		—	5,297,852

Total current assets	198,012,403	13,636,944		(140,639,756)	71,009,591

Property and equipment, net	1,162,729	714,798		—	1,877,527
Intangible assets, net	7,457,784	72,432,003	B	84,567,997	164,457,784
Goodwill	289,328	530,458	B	20,660,448	21,480,234
Deferred tax assets	2,238,730	—		—	2,238,730
Deferred financing costs	2,449,995	—	C	1,887,708	4,337,703
Other assets	931,810	5,432	E	(925,582)	11,660

Total assets	$212,542,779	$87,319,635		$(34,449,185)	$265,413,229

Liabilities
Current liabilities:
Current maturities of long-term debt	$90,375	$16,667		$—	$107,042
Accounts payable	4,028,565	1,142,057		—	5,170,622
Accrued expenses	7,078,367	3,248,100	B&F	(1,569,394)	8,757,073
Income taxes payable	—	—		—	—

Total current liabilities	11,197,307	4,406,824		(1,569,394)	14,034,737

Long-term debt, less current maturities	35,586	33,020	C	50,000,000	50,068,606
Convertible senior subordinated notes	37,000,000	—		—	37,000,000
Due to affiliate	—	15,814,701	G	(15,814,701)	—

Stockholders’ Equity
Preferred stock	—	—		—	—
Common stock	160,500	—		—	160,500
Class B common stock	4,298	—		—	4,298
Additional paid-in capital	130,789,927	—		—	130,789,927
Contributed capital	—	49,685,601	G	(49,685,601)	—
Retained earnings	36,149,499	15,048,522	G	(15,048,522)	36,149,499
Accumulated other comprehensive loss	(532,371)	2,330,967	G	(2,330,967)	(532,371)
Treasury stock	(2,261,967)	—		—	(2,261,967)

Total stockholders’ equity	164,309,886	67,065,090		(67,065,090)	164,309,886

Total liabilities and stockholders’ equity	$212,542,779	$87,319,635		$(34,449,185)	$265,413,229

BRADLEY PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
STATEMENT OF INCOME
YEAR ENDED DECEMBER 31, 2003

	Historical
	Bradley	Bioglan	Bioglan
	January 1, 2003 through December 31, 2003	September 26, 2003 through December 31, 2003	January 1, 2003 through September 25, 2003		Pro Forma Adjustments	Pro Forma Consolidated

Net sales	$74,679,251	$18,901,495	$33,892,244		$—	$127,472,990
Cost of sales	6,533,119	4,768,935	8,157,837		—	19,459,891

	68,146,132	14,132,560	25,734,407		—	108,013,099

Selling, general and administrative	39,558,738	6,479,929	16,135,900	1	100,000	62,274,567
Depreciation and amortization	1,207,116	2,584,036	4,392,194	2	1,632,704	9,816,050
Gain on investment	(312,285)	—	—		—	(312,285)
Interest expense	111,847	118,150	63,494	3	3,884,478	4,177,969
Foreign currency gain	—	(3,265,609)	(62,830)	4	3,328,439	—

	40,565,416	5,916,506	20,528,758		8,945,621	75,956,301

Income before income tax expense	27,580,716	8,216,054	5,205,649		(8,945,621)	32,056,798
Income tax expense	10,756,000	858,635	786,725	5	292,640	12,694,000

Net income	$16,824,716	$7,357,419	$4,418,924		$(9,238,261)	$19,362,798

Basic net income per common share	$1.55					$1.79

Diluted net income per common share	$1.35			6		$1.54

Shares used in computing basic net income per common share	10,820,000					10,820,000

Shares used in computing diluted net income per common share	12,840,000					12,840,000

BRADLEY PHARMACEUTICALS, INC.
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
STATEMENT OF INCOME
SIX MONTHS ENDED JUNE 30, 2004

	Historical
	Bradley	Bioglan
	January 1, 2004 through June 30, 2004	January 1, 2004 through June 30, 2004		Pro Forma Adjustments	Pro Forma Consolidated
Net sales	$48,022,022	$35,983,161		$—	$84,005,183
Cost of sales	4,155,482	9,088,616		—	13,244,098

	43,866,540	26,894,545		—	70,761,085

Selling, general and administrative	25,938,734	12,738,611	1	50,000	38,727,345
Depreciation and amortization	642,479	4,025,698	2	261,646	4,929,823
Gain on investment	(31,376)	—		—	(31,376)
Interest expense (income)	(490,018)	227,840	3	2,657,360	2,395,182
Foreign currency Loss	—	681,258	4	(681,258)	—

	26,059,819	17,673,407		2,287,748	46,020,974

Income before income tax expense	17,806,721	9,221,138		(2,287,748)	24,740,111
Income tax expense	7,051,000	1,530,035	5	1,215,965	9,797,000

Net income	$10,755,721	$7,691,103		$(3,503,713)	$14,943,111

Basic net income per common share	$0.69				$0.96

Diluted net income per common share	$0.61		6		$0.84

Shares used in computing basic net income per common share	15,570,000				15,570,000

Shares used in computing diluted net income per common share	18,400,000				18,400,000

BRADLEY PHARMACEUTICALS, INC.
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED CONDENSED
FINANCIAL STATEMENTS

Pro Forma Adjustments to Balance Sheet

(A)	The accompanying pro forma unaudited consolidated condensed balance sheet has been prepared by taking the June 30, 2004 balance sheet of Bradley and Bioglan and giving effect to the acquisition of substantially all of the assets and assumption of certain liabilities of Bioglan by Bradley as if it had occurred on June 30, 2004. The accompanying pro forma unaudited consolidated condensed statements of income for the year ended December 31, 2003 and the six months ended June 30, 2004 gives effect to Bradley’s acquisition of Bioglan as if it had occurred at January 1, 2003.

On August 10, 2004, Bradley, through its wholly-owned subsidiary BDY Acquisition Corp., completed the previously announced acquisition of certain assets constituting the “Bioglan business” from Bioglan Pharmaceuticals Company, Quintiles Bermuda Ltd. and Quintiles Ireland Limited, each a subsidiary of Quintiles Transnational Corp. The purchase price of approximately $186 million was paid in cash. The fixed purchase price was allocated among Bioglan assets, including trademarks, patent, core technology and goodwill, based on an independent appraisal obtained.

The assets acquired include certain intellectual property, regulatory filings, and other assets relating to Solaraze® (diclofenac sodium), a topical treatment indicated for the treatment of actinic keratosis; Adoxa® (doxycycline monohydrate), an oral antibiotic indicated for the treatment of acne; Zonalon® (doxepin hydrochloride), a topical treatment indicated for pruritus; TxSystems®, a line of advanced topical treatments used during in-office procedures; and certain other dermatologic products.

In connection with the acquisition, Bradley hired certain sales representatives and other personnel of Bioglan and entered into a $50 million bridge credit facility with Wachovia Bank, which replaced Bradley’s existing credit facility with Wachovia. Bradley funded the purchase price for the acquisition through the proceeds of the bridge credit facility and working capital. On September 28, 2004, Bradley replaced the bridge credit facility with a $125 million credit facility, consisting of a $75 million term loan and $50 million revolver, which is not reflected in the pro forma financial information.

The adjustments below were prepared based on estimates or approximations. It is possible that the actual amounts recorded may have an impact on the results of operations and the balance sheet different from that reflected in the accompanying pro forma unaudited consolidated condensed financials statements. It is therefore possible that the entries below will not be the amounts actually recorded at the closing date.

(B)	To record the acquisition of substantially all the assets and certain liabilities or Bioglan for a purchase price of $186,392,494 plus acquisition expenses of $2,839,821:

Net assets acquired		$67,065,090

Non purchased assets-cash		(445,315)

Non purchased liabilities:

Due to affiliate	15,814,701

Accrued severance	1,569,394

		17,384,095

Increase in net assets for fair value adjustments Intangibles:

Currently marketed products including patent	84,567,997

Goodwill (i)	20,660,448

		105,228,445

		$189,232,315

Purchase price:

Cash		$186,392,494

Acquisition costs		2,839,821

Cash purchase price		$189,232,315

Pro forma adjustment to cash:

Sale of short-term investments		$44,129,790
Elimination of Bioglan cash		(445,315)
Payment of acquisition costs prior to June 30, 2004		925,582
Proceeds from bridge loan		48,112,292
Cash purchase price		(189,232,315)

Pro forma adjustment to cash		$(96,509,966)

Goodwill represents the amount of the purchase price in excess of Bioglan’s identifiable assets acquired and liabilities assumed. Core technology and trademarks are being amortized over 20 years and the patent is being amortized over 10 years.

(C)	Reflects a $50 million bridge loan and related deferred financing costs.

(D)	Reflects a sale of short-term investments.

(E)	Reflects reclass of acquisition costs rendered prior to Bioglan closing.

(F)	Reflects the elimination of accrued severance obligations payable by the sellers of Bioglan.

(G)	Reflects the elimination of due to affiliate, contributed capital, accumulated other comprehensive loss and retained earnings of Bioglan.

Pro Forma Adjustments to Statements of Income

(1)	Represents administrative services fee to the administration agent for the $50 million bridge loan.

(2)	In connection with the purchase, Bradley recorded approximately $180 million of intangible assets, which represent the amount paid in excess of the fair value of the net tangible assets acquired of Bioglan on the date of the transaction. The value of the intangible assets has been allocated to separately identified intangible assets and goodwill based upon an independent valuation analysis.

SFAS No. 141 states that goodwill and intangible assets deemed to have indefinite lives will no longer be amortized, but will be subject to annual impairment tests in accordance with the statements. Other intangible assets will continue to be amortized over their useful lives. Thus goodwill related to this merger will not be amortized but will be subject to periodic impairment tests. To the extent the Company is required to pay additional amounts such as contingent consideration or settlement of pre-acquisition contingencies, the amount of goodwill that will be subject to periodic impairment assessments will increase. The intangible assets that do have definite lives are being amortized over estimated useful lives ranging from 10 to 20 years, principally 20 years.

(3)	Represents the reduction of interest income earned on cash and short-term investments and an increase in interest expense related to the $50 million bridge loan at 4.75% utilized to purchase Bioglan and amortization of deferred financing costs associated with the bridge loan.

(4)	Represents the elimination of foreign currency gains or losses because the Company will be operating domestically.

(5)	Represents increasing income tax expense relating to the pre-tax income of Bioglan at a rate of 39.6% for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively.

(6)	Basic net income per common share is determined by dividing net income by the weighted average number of shares of common stock outstanding. Diluted net income per common share is determined by dividing net income plus applicable after-tax interest expense and related offsets from convertible notes by the weighted number of shares outstanding and dilutive common equivalent shares from stock options, warrants and convertible notes. A reconciliation of the weighted average basic common shares outstanding to weighted average diluted common shares outstanding is as follows:

	Twelve Months Ended December 31, 2003		Six Months Ended June 30, 2004
	Historical	Pro Forma	Historical	Pro Forma
Basic shares	10,820,000	10,820,000	15,570,000	15,570,000
Dilution:
Stock options and warrants	1,070,000	1,070,000	980,000	980,000
Convertible notes	950,000	950,000	1,850,000	1,850,000

Diluted shares	12,840,000	12,840,000	18,400,000	18,400,000

Net income	$ 16,824,716	$ 19,362,798	$ 10,755,721	$ 14,943,111
After-tax interest expense and other from convertible notes	447,160	447,160	507,446	507,446

Adjusted net income	$ 17,271,876	$ 19,809,958	$ 11,263,167	$ 15,450,557

Basic income per share	$ 1.55	$ 1.79	$ 0.69	$ 0.96

Diluted income per share	$ 1.35	$ 1.54	$ 0.61	$ 0.84